Tay Therapeutics Ltd
Dundee University Incubator
3 James Lindsay Place
Dundee
DD1 5JJ

VYNE Therapeutics Inc.
685 Route 202/206, Suite 301
Bridgewater, NJ 08807
Attention: Chief Scientific Officer
With copy by email to: Iain Stuart (Iain.Stuart@VYNEtx.com)

With copy to:

VYNE Therapeutics Inc.
685 Route 202/206, Suite 301
Bridgewater, NJ 08807
Attention: General Counsel
With copy by email to: Mutya Harsch (Mutya.Harsch@VYNEtx.com)

Licence Agreement (Topical) – Termination of Head Licence

12 February 2025

Dear Sir or Madam,

With reference to our recent discussions regarding the License Agreement (Topical) between Tay Therapeutics Inc. (“Tay”) and VYNE Therapeutics Inc.(“VYNE”) dated 9 August 2021 (the “Agreement”), we are writing to record our mutual agreement as stated below. Unless they are defined with a capital letter, all terms set forth in this letter agreement shall bear the meaning set forth in the Agreement.

Pursuant to the Agreement, VYNE has been granted a sublicense under certain intellectual property which was licensed to Tay by the University of Dundee (“Dundee”) pursuant to that certain licence agreement between Tay and Dundee effective as of 24 July 2020 and amended and restated on 8 October 2021 (the “Head License”). Tay and Dundee now wish to enter into an agreement for the termination of the Head License and assignment of such intellectual property from Dundee and Tay.

Accordingly, in consideration of the payment by Tay to VYNE of the sum of one pound sterling (£1) receipt of which is acknowledged, Tay and VYNE hereby acknowledge and agree to the following:

1.    With effect from the date of termination of the Head License by written agreement of Tay and Dundee, the Agreement shall be deemed to be amended as follows:

a.    The entire text of Section 1.36 is deleted and replaced with the words "Not used".

b.    The last sentence of Section 2.2 (Sublicenses) is deleted.
c.    The last four sentences of Section 2.3 (Retained Rights) are deleted.

d.    Section 8.8 (Audits) is deemed to be amended such that the rights of Dundee thereunder shall cease to apply on and from the date that is six (6) years after the date of termination of the Head License.

Tay Therapeutics Ltd
Dundee University Incubator
3 James Lindsay Place
Dundee
DD1 5JJ

e.    Section 9.2.1 (In4Derm Patents and Joint Patents) is deleted and replaced with the following new Section 9.2.1:

    “9.2.1     In4Derm Patents and Joint Patents.
(a)    VYNE has the first right, but not the obligation, through the use of internal counsel, or outside counsel reasonably acceptable to In4Derm, to prepare, file, prosecute, and maintain the In4Derm Patents (on behalf of and in the name of In4Derm) and the Joint Patents worldwide, at VYNE’s expense; including, for clarity, the In4Derm Patent entitled ‘Compounds comprising n-methyl-2-pyridone, and pharmaceutically acceptable salts’ (PCT/EP2020/061173) and any national or regional filings, continuations, continuations in part, extensions, reissues, divisions, and any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing (together, the “Assigned Patent Rights”). To the extent, if any, there are one or more Compounds not Covered by an In4Derm Patent or Joint Patent at the Effective Date, In4Derm shall promptly cooperate and assist VYNE in preparing and filing one or more patent applications claiming such Compounds and shall disclose the Compounds and related information in at least sufficient detail to permit an understanding of the nature of the inventions in relation to the Compounds by a practitioner reasonably skilled in the relevant technical or scientific area and to enable preparation and filing of said applications.
(b)    VYNE shall keep In4Derm reasonably informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of the In4Derm Patents and the Joint Patents, including by providing In4Derm with a copy of material communications to and from any patent authority regarding such Patents, and by providing In4Derm drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for In4Derm to review and comment thereon. VYNE shall consider in good faith the requests and suggestions of In4Derm with respect to such VYNE drafts and with respect to strategies for filing and prosecuting such Patents.
(c)    If (i) VYNE decides not to prepare, file, prosecute, or maintain any In4Derm Patent (other than an Assigned Patent Right) or Joint Patent in a Country and there are no other In4Derm Patents or Joint Patents in such Country, or (ii) VYNE decides not to prepare, file, prosecute, or maintain any Assigned Patent Right in a Country, VYNE shall provide reasonable prior written notice to In4Derm of such intention (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such In4Derm Patent or Joint Patent in such Country), and In4Derm shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Patent at its sole cost and expense in such Country. Upon In4Derm’s written acceptance of such option, In4Derm shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such In4Derm Patent or Joint Patent, as applicable. In such event, VYNE shall reasonably cooperate with In4Derm with respect to such Patent in such Country as provided under Section 9.2.3.”

Tay Therapeutics Ltd
Dundee University Incubator
3 James Lindsay Place
Dundee
DD1 5JJ

f.    The first sentence of Section 9.3.2 (In4Derm Patents and Joint Patents) is deleted and replaced with the following sentence:

“VYNE has the first right, but not the obligation, to prosecute any such infringement of In4Derm Patents (including, for clarity, the Assigned Patent Rights) and Joint Patents at its sole expense.”

g.    The second sentence of Section 9.3.2 (In4Derm Patents and Joint Patents) is deleted.

h.    The first sentence of Section 9.5.2 (In4Derm Patents and Joint Patents), is deleted and replaced with the following sentence:

“VYNE has the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the In4Derm Patents (including, for clarity, the Assigned Patent Rights) and the Joint Patents at its own expense.”

i.    The second sentence of Section 9.5.2 (In4Derm Patents and Joint Patents) is deleted.

j.    The entire text of Section 11.2.11 is deleted and replaced with the words "Not used";

k.    The entire text of Section 13.6 (Termination of the Head Licence) is deleted and replaced with the words "Not used".

l.    In Section 13.7.10 (Royalties), the following words are deleted: “or Section 13.6 (Termination of the Head Licence)”.

2.    Except as set out in paragraph 1 of this letter agreement, all terms and conditions of the Agreement shall continue in full force and effect.

3.    The parties intend this letter agreement to be legally binding.

4.    In the event of any conflict between this letter agreement and the Agreement, this letter agreement shall prevail.

5.    The provisions of the Agreement relating to governing law and dispute resolution shall apply equally to the construction of, and resolution of disputes arising out of or in connection with, this letter agreement.

6.    This letter agreement may be executed in one or more counterparts in original, facsimile, PDF, or other electronic format, each of which shall be an original, and all of which together shall constitute one instrument.

Tay Therapeutics Ltd
Dundee University Incubator
3 James Lindsay Place
Dundee
DD1 5JJ

Please confirm your agreement by signing this letter agreement and returning a signed copy to us.

On behalf of Tay Therapeutics Limited

/s/ Andrew Woodland
__________________________________
Tay Therapeutics Limited
Name: Andrew Woodland

Title: Chief Executive Officer

Agreed on behalf of VYNE Therapeutics Inc.

/s/ David Domzalski

__________________________________
VYNE Therapeutics Inc.

Name: David Domzalski
Title: Chief Executive Officer

Date: 12-Feb-25

/s/ Mutya Harsch
__________________________________
VYNE Therapeutics Inc.

Name: Mutya Harsch
Title: General Counsel and Chief Legal Officer

Date: 12-Feb-25

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